Exhibit 99.1

8275 Eastern Ave., Suite 200, Las Vegas, NV, 89123 Tel: 1-702-595-2247 • www.blackcactusglobal.com OTC: BLGI

NEWS RELEASE

Black Cactus Global appoints Dr. Ramesh Para as Chief Executive Officer

Las Vegas, NV - April 24th, 2018, Black Cactus Global (OTCQB: BLGI) (the “Company”) is pleased to announce the appointment of Dr. Ramesh Para as Chief Executive Officer (CEO).

Dr. Para will lead the development team the company as it focuses on its strengths in building Blockchain solutions for a wide array of applications in the Healthcare, Ports and Transportation Management, Financial Technology, Communications, and Supply Chain Management.

Dr. Para earned an MBA and a PhD in Management Information Systems. His extensive background and experience includes projects in Systems Development, Technical Architecture, Data Engineering and Distributed Applications. Dr. Para has served as a director of the Company since early February.

Harp Sangha, Chairman of Black Cactus Global stated, “Dr. Ramesh Para is a proven expert in the technology space as well as a seasoned businessman. He has already demonstrated his exemplary leadership by bringing to the table multiple revenue opportunities for Black Cactus Global.”

Lawrence Cummins has resigned as a Director of the company effective April 25th 2018 but remains its Chief Development Officer.

Because of the Company’s revised business initiatives the Board has decided that it will not appoint Mr. Jeremy Sparrow to become its Chief Investment Officer.

About the Company

Black Cactus Global is a technology development company with a focus on Blockchain, machine learning and the Internet of Things. We partner with large corporations and specialised groups on global development and consulting projects in our key development areas of Fintech, digital media, financial services, cyber security, and healthcare.

Our mission is to pioneer the application of Blockchain and overlapping technologies to protect IP and the security of data and financial transactions.

For further information please visit our website at:  www.blackcactusglobal.com

Investor Relations:

Company Contact:  Louis Silver

Tel: 1-610-710-1303 • Email: lsilver35@verizon.net; louis@blackcactusglobal.com

8275 Eastern Ave., Suite 200, Las Vegas, NV, 89123 Tel: 1-702-595-2247 • www.blackcactusglobal.com OTC: BLGI

Safe Harbor Statements

Certain information contained in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates”, “intends” or “believes”, or that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur”, or “be achieved”. Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made, and are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the SEC. Such risks and other factors include, among others, the ability to locate and acquire suitable interests in alternative medicine manufacturing operations on terms acceptable to the Company, the availability of financing on acceptable terms, accidents, labor disputes, acts of God and other risks of the alternative medicine industry including, without limitation, delays in obtaining governmental approvals or permits, title disputes or claims limitations on insurance coverage. The Company believes that the expectations reflected in the forward-looking statements included in this news release are reasonable; however, no assurance can be given that these expectations will prove to be correct, and such forward-looking statements should not be unduly relied upon. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.